Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

As of December 31, 2008

1.               Avocent Asia Pacific Pte. Ltd., a Singapore company

2.               Avocent Australia Pty Ltd., an Australia corporation

3.               Avocent Belgium Limited SPRL, a Belgium company

4.               Avocent Canada Holding Corp., a Delaware corporation

5.               Avocent China Limited, a China corporation

6.               Avocent China Technology Limited, a China corporation

7.               Avocent Deutschland GmbH, a German corporation

8.               Avocent do Brasil Informática S.A., a Brazil corporation

9.               Avocent France SAS, a France corporation

10.         Avocent Fremont Corp., a California corporation

11.         Avocent Huntsville Corp., an Alabama corporation

12.         Avocent International Holdings Ltd., an Ireland corporation

13.         Avocent International Limited, an Ireland corporation

14.         Avocent Ireland Holdings Limited, an Ireland corporation

15.         Avocent Italia SRL, an Italy corporation

16.         Avocent Japan KK, a Japan corporation

17.         Avocent Netherlands B.V. a Netherlands corporation

18.         Avocent Redmond Corp., a Washington corporation

19.         Avocent (Shanghai) Co. Ltd., a China corporation

20.         Avocent Spain SL, a Spain corporation

21.         Avocent Sweden AB, a Sweden corporation

22.         Avocent Texas Corp., a Texas corporation

23.         Avocent UK Ltd., a United Kingdom corporation

24.         Crimson Acquisition Corp., a Delaware corporation

25.         Crimson Corporation, a Delaware corporation

26.         Crimson Holding Corp., a Delaware corporation

27.         Gemini Affinitas Limited, a United Kingdom corporation

28.         LANDesk (Beijing) Software Co. Ltd., a China corporation

29.         LANDesk Group Limited, an Ireland Corporation

30.         LANDesk Software K.K., a Japan corporation

31.         LANDesk Software Ltd., an Ireland corporation

32.         LANDesk Software UK Ltd, a United Kingdom corporation

33.         LANDesk Software De Mexico S. de R.L. de C.V., a Mexico corporation

34.         LANDesk Software, Inc., a Delaware corporation

35.         Net Si Limited, a United Kingdom Corporation

36.         Touchpaper Asia Pacific Pte. Ltd., a Singapore corporation

37.         Touchpaper GmbH, a Germany corporation

38.         Touchpaper Group Limited, a United Kingdom corporation

39.         Touchpaper Ireland Limited, an Ireland corporation

40.         Touchpaper SW Asia, a Phillippines corporation

41.         Touchpaper Software Limited, a United Kingdom Corporation